Exhibit 10.19

PERENNIAL FINANCIAL CONSULTANT AGREEMENT

Party A: China Digital Communication Group

Party B: Fang Gao

According to Party A’s development plan, Party A decided to hire Party B as a perennial financial consultant for the following matters such as mergers and acquisitions, management  buyouts (MBO), asset restructuring, asset management, investment and financing.  Party B agreed to be Party A’s perennial financial consultant. The following agreement was based on the principle of equality and voluntariness, honest and trustworthy, mutually beneficial, long-term cooperation and achieved friendly.

1.	Perennial financial consultant’s services and fees

a.	Daily consultant services

i.	Polices and regulations consulting: Provide the relevant polices and regulation consulting services for the Company’s capital operations and help the Company to understand and apply correctly.

ii.
Enterprise consulting: Party B used its own advantaged resources to provide the information regarding to the same industry or upstream and downstream business, business related property right trading, investment or financing and other capital operation matters for Party A to use.

iii.
Financial consulting: Provide the financial consulting service to help the client to enhance financial management capacity, lower financial costs, tax planning, financing, capital risk and debt management.

iv.
Investment and financing consulting: When the Company has significant financial investments and capital using, or when the time for the company’s direct financing and indirect financing needs, Party B provide the basic investment and financing consulting services.

v.
Guidance for industries and business: Party B provides the information related to macro-economic, latest industrial development and relevant research reports as well as the operation guidance of commercial banking business to Party A.

b.	Special Consultant Services

i.	Annual financial analysis report: Vertical comparative analysis for the Company’s financial position and comparative analysis for industries; annual capital operations and management analysis.

ii.
Independent financial consultant report: Issue the independent financial consultant report regarding to the significant change in corporate control matters such as enterprise’s transactions, assets or debt restricting, and acquisitions.

iii.	Direct financial consultant: Compare, choose, recommend, and implement the method of financing which Include corporate finance and project finance, as well as equity or debt financing.

iv.
Corporate restricting consulting:  Design the restructuring of the corporate’s asset/debt, prepare the restructuring and reorganizing documents and provide consulting services during the implementation of the project and coordinating other intermediaries.

v.
M&A consulting: Help the Company to search target inside and outside listed companies (or non-listed companies) for mergers and acquisitions; implement the due diligent; conduct a reasonable assessment for the target company; assist in analysis and avoid financial risks, legal risks; assist in the development and implementation of the acquisition projects; design and arrange the bridge financing; assist relevant documents preparation and approval.

vi.
Management buyouts (MBO) and the Employee stock Ownership Plan (ESOP): design the management and employee stock ownership program; acquired main body’s design and construction; acquisition financing program design and support; assist relevant documents preparation and approval.

vii.
Management consulting:  Provide the long-term strategic planning and management consulting in accordance with the company’s background and current development status,  help the company to establish a completed corporate governance structure and improve internal management.

c.	Financial consultant fees

i.
Party A will file Form S-8 to SEC to register and issue 250,000 shares of the Company’s common stock to Party B. These shares will be issued to Party B as compensation for the service he provided. The stock market price on the signature dare of this agreement was a fair value, in which the price of these incentive common stocks was set at $2.7 dollars per share.

ii.	This compensation needs to be paid by one time within 60 days after this agreement is signed.

2.	Both Parties’ responsibilities and obligations

a.	Party A’s responsibilities

i.	Work with Party B and provide the necessary facilities.

ii.
Provide the information which Party B needs in order to provide the consulting services regarding to corporate restructuring, merges and acquisitions, management buyouts (MBO), asset restructuring, asset management and investment and financing . Party A need to ensure the information is true, accurate and complete.

iii.	Make the payment and related expense in accordance with the agreement to Party B on time.

iv.	Party A should bear the obligations to keep the confidentiality. Without Party B’s permission, Party A should not provide any documents which Party A received from Party B, as well as reproduce.

b.	Party B’s obligation

i.	Party B ensures that it will implement this agreement comprehensively and timely in accordance with this agreement.

ii.	Party B promise that it will not accept any commission which may have hostile operations against Party A and will do its best to safeguard the interest s of Party A.

iii.	Party B seek long-term and stable business cooperation with Party A.

iv.	Party B should bear the obligations to keep the confidentiality. Without Party A’s permission, Party B should not provide any documents which Party B received from Party A.

3.	The effectiveness and the liability for breach of the agreement

a.	Once this agreement enters into force, neither side could terminate this agreement unilaterally, unless agreed by both sides or force majeure.

b.	Either side who fails to fulfill of this agreement should bear the corresponding liability for breach this agreement.

c.
There are four copies of this agreement, both sides keep two copies. The pending issues could be put in compensated agreement through further discussion by both sides and will have the same legal effect.

d.	This agreement will enter into force once signed and sealed by both sides.

e.	The effective term of this agreement is 4 years.

Party A: China Digital Communication Group

Signature:  /s/ Fushun Li
Date: August 18, 2009

Party B: Fang Gao

Signature: /s/ Fang Gao
Date: August 18, 2009

Supplemental Agreement

Party A: China Digital Communication Group

Party B: Fang Gao

Through friendly negotiation, Party A and Party B agreed to amend the consulting agreement which was signed on August 18, 2009. The amendment part is: Party A will file Form S-8 to SEC to register and issue 125,000 shares of the Company’s common stock to Party B. Other items will remain unchanged.

Party A: China Digital Communication Group

Signature: /s/ Fushun Li
October 10, 2009

Party B: Fang Gao

Signature: /s/ Fang Gao
October 10, 2009

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